UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2018

Vericel Corporation

(Exact name of registrant as specified in its charter)

001-35280

(Commission File Number)

Michigan	94-3096597
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

64 Sidney Street

Cambridge, Massachusetts 02139

(Address of principal executive offices, with zip code)

(800) 556-0311

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On May 31, 2018, Vericel Corporation (the “Company,” “Vericel” or “we”) entered into an underwriting agreement (“Underwriting Agreement”) with Leerink Partners LLC, as representative of the underwriters named therein (the “Underwriters”), relating to the issuance and sale of 5,000,000 shares of the Company’s common stock, at a price to the public of $13.00 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Underwriters have agreed to purchase the shares from us at a price of $12.22 per share. The gross proceeds to Vericel from this offering are expected to be approximately $65 million, before deducting the underwriting discounts and commissions and estimated offering expenses payable by Vericel. The offering is expected to close on or about June 5, 2018, subject to customary closing conditions. In addition, under the terms of the Underwriting Agreement, we have granted the Underwriters a 30-day option to purchase up to an additional 750,000 shares of common stock on the same terms and conditions.

The Underwriting Agreement contains customary representations, warranties and agreements by us, customary conditions to closing, indemnification obligations of Vericel and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The Offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration Statement No. 333-205336), including the prospectus dated July 15, 2015, contained therein, and the related prospectus supplement.

A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this report, and the foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit. A copy of the opinion of Dykema Gossett PLLC relating to the legality of the issuance and sale of the securities in these offerings is attached as Exhibit 5.1 hereto.

The Company issued press releases on May 30, 2018 and May 31, 2018 announcing the commencement of the Offering and the pricing of the Offering, respectively, which press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement by and between Vericel Corporation and Leerink Partners LLC, as representative of the underwriters named therein, dated May 31, 2018

5.1	Opinion of Dykema Gossett PLLC

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

99.1	Press Release dated May 30, 2018

99.2	Press Release dated May 31, 2018

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement by and between Vericel Corporation and Leerink Partners LLC, as representative of the underwriters named therein, dated May 31, 2018

5.1	Opinion of Dykema Gossett PLLC

23.1	Consent of Dykema Gossett PLLC (included in Exhibit 5.1)

99.1	Press Release dated May 30, 2018

99.2	Press Release dated May 31, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERICEL CORPORATION

Date: June 1, 2018	By:	/s/ Gerard Michel
	Name:	Gerard Michel
	Title:	Chief Financial Officer and Vice President Corporate Development